Timberland Bancorp, Inc.

&

Timberland Bank

Member FDIC

Since 1915

to acquire

SSB

SouthSoundBank

May 22, 2018

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements regarding Timberland Bancorp, Timberland Bank (collectively "Timberland"), South Sound Bank ("South Sound"), the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of Timberland, South Sound and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Timberland with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of South Sound may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. Timberland and South Sound undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Transaction Overview

Aggregate Merger Consideration	❑ Fixed exchange ratio of 0.746 TSBK shares for each South Sound Bank share and fixed cash consideration of $5.68825 per share ❑ Indicative price per share of $30.12 [(1)]
Purchase Accounting	❑ 1.64% gross loan credit mark (approximately $2.0 million), equal to South Sound's loan loss reserve ❑ 1.50% core deposit intangible amortized straightline over 10 years ❑ ~$12.8 million in goodwill and other intangibles created by the transaction
Transaction Metrics	❑ Immediately accretive to TSBK earnings ❑ Immediately accretive to tangible book value ❑ Assumes transaction closes in the fourth calendar quarter of 2018
Cost Savings / Synergies	❑ Cost savings estimated at 35.0% of South Sound G&A expenses ❑ No revenue synergies assumed in combined results
One-Time Costs	❑ One-time restructuring charge of approximately $2.9 million (after-tax)
Advisors	❑ Keefe, Bruyette & Woods as financial advisor and Breyer & Associates PC and Silver, Freedman, Taff & Tiernan LLP as legal advisors

Note: Purchase accounting adjustments based on preliminary estimates

(1) Based on TSBK's closing share price of $32.75 as of 5/18/2018

Pro Forma Franchise Geographic Presence

Deposit Market Share – Washington

Rank	Institution	Number of Branches	Deposits in Market ($mm)	Market Share (%)
1	Bank of America Corp.	170	$32,822	21.6
2	Wells Fargo & Co.	153	17,779	11.7
3	JPMorgan Chase & Co.	201	17,182	11.3
4	U.S. Bancorp	181	15,985	10.5
5	KeyCorp	154	10,931	7.2
6	Washington Federal Inc.	91	5,653	3.7
7	Columbia Banking System Inc.	75	5,421	3.6
8	Umpqua Holdings Corp.	91	4,834	3.2
9	Banner Corp.	87	4,633	3.0
10	W.T.B. Financial Corp.	26	4,064	2.7
11	Heritage Financial Corp.	61	3,797	2.5
12	HomeStreet Inc.	36	3,164	2.1
13	Mitsubishi UFJ Financial Group Inc.	21	2,603	1.7
14	East West Bancorp Inc.	4	1,400	0.9
15	Peoples Bancorp	24	1,398	0.9
21	**Pro Forma**	**24**	**973**	**0.6**
22	**Timberland Bancorp Inc.**	**22**	**819**	**0.5**
48	South Sound Bank	2	153	0.1
	Totals (1-15)	**1,375**	**$131,666**	**86.5**
	Totals (1-75)	**1,723**	**$152,175**	**100.0**

Pro Forma Branch Network



Edmonds
Lynnwood
Shoreline
Kirkland
Seattle
Bellevue
Bremerton
Burien
Renton
SeaTac
Kent
University Place
Humptulips
Shelton
Fort Lewis Military Reservation
Elma
Westport
South Bend
Chehalis
Boistfort
Ocean Park
Mount St Helens
TSBK (22)
South Sound (2)

Source: SNL Financial

Note: Deposit market share data as of 6/30/2017; deposit market share data pro forma for any announced transactions per SNL Financial

Pro Forma Loan Summary

TSBK [1]	South Sound	Pro Forma



Consumer & Other 5.2%
Commercial & Industrial 5.5%
Construction 25.5%
Non-Owner Occupied CRE 34.8%
Residential RE 14.1%
Owner Occupied CRE 14.9%



Consumer & Other 3.2%
Construction 4.9%
Commercial & Industrial 14.4%
Residential RE 12.3%
Owner Occupied CRE 27.9%
Non-Owner Occupied CRE 37.3%



Commercial & Industrial 6.6%
Consumer & Other 5.0%
Construction 22.8%
Non-Owner Occupied CRE 35.1%
Residential RE 13.9%
Owner Occupied CRE 16.6%

Loans by Type ($000)			
Construction & Land	$203,636	$5,915	$209,551
Residential R.E.	$112,862	$14,914	$127,776
Owner Occupied CRE	$119,273	$33,630	$152,903
Non-Owner Occupied CRE	$277,729	$44,981	$322,710
Commercial & Industrial	$43,465	$17,364	$60,829
Consumer & Other	$41,770	$3,861	$45,631
Gross Loans & Leases	**$798,735** [1]	**$120,665**	**$919,400**

Source: SNL Financial

Note: TSBK loan composition per GAAP filings as of 3/31/2018; South Sound loan composition per regulatory filings as of 3/31/2018; Pro forma figures exclude purchase accounting impacts

(1) TSBK loan composition shown gross of undisbursed portion of construction loans in process and net deferred loan origination fees

Pro Forma Deposit Summary

	TSBK	South Sound	Pro Forma



Time Deposits 16.1%
Demand Deposits 25.3%
MMDA & Other Savings 32.8%
NOW & Other Trans. Accts 25.8%



Time Deposits 9.9%
Demand Deposits 26.4%
MMDA & Other Savings 15.5%
NOW & Other Trans. Accts 48.2%



Time Deposits 15.2%
Demand Deposits 25.4%
MMDA & Other Savings 30.1%
NOW & Other Trans. Accts 29.3%

Deposits by Type ($000)			
Demand Deposits	$222,302	$42,395	$264,697
NOW & Other Trans. Accts	$227,075	$77,413	$304,488
MMDA & Other Savings	$288,957	$24,899	$313,856
Time Deposits	$142,077	$15,968	$158,045
Total Deposits	**$880,411**	**$160,675**	**$1,041,086**

Source: SNL Financial

Note: TSBK deposit composition per GAAP filings as of 3/31/2018; South Sound deposit composition per regulatory filings as of 3/31/2018; Pro forma figures exclude purchase accounting impacts